Exhibit 7
                      Consent of Kimberly A. Scouller, Esq.



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                                [WRL Letterhead]






June 21, 2001


Western Reserve Life Assurance Co. of Ohio
570 Carillon Parkway
St. Petersburg, FL  33716

Gentlemen:

I hereby consent to reference to my name under the caption "Legal Matters" in the Prospectus incorporated by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-58322) for the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission.



/s/ Kimberly A. Scouller
Kimberly A. Scouller
Vice President and Senior Counsel